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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated February 8, 2002 for Hartford HLS Series Fund II, Inc. (formerly Fortis Series Fund, Inc.) incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" and "Financial Statements" in Part B of the Registration Statement.

                                                              /s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2003